EXHIBIT (10)(b)
Named Executive Officer Compensation
CTS has an employment agreement with Donald K. Schwanz which has been previously filed with the Commission as an exhibit to the corporation’s Annual Report on Form 10-K. CTS does not have written employment agreements with any other named executive officer. Annual salary for each named executive officer is determined by the Compensation Committee of the Board of Directors. The annual salaries for named executive officers set in 2005 were as follows: Donald K. Schwanz — $749,280; Vinod M. Khilnani — $336,800; Donald R. Schroeder — $309,800; James L. Cummins — $238,300; Richard G. Cutter — $233,700.
Each named executive officer participates in the CTS Corporation Management Incentive Plan which has been previously filed with the Commission as an exhibit to CTS’ Annual Report on Form 10-K. The plan provides cash bonuses determined by the Compensation Committee, based on achievement of annual performance goals established by the Committee.
The Compensation Committee has historically awarded stock-based compensation to named executive officers on an annual basis. In 2005, the Compensation Committee awarded the named executive officers restricted stock units and incentive stock options under the CTS Corporation 2005 Omnibus Long-term Incentive Plan. Restricted stock unit agreements are filed herewith. Prototype incentive stock option agreements have been previously filed with the Commission as an exhibit to the corporation’s annual Report on Form 10-K.
Mr. Schwanz receives a quarterly perquisite allowance of $4,300. Each other named executive officer receives a quarterly perquisite allowance of $4,000. Mr. Schroeder receives an additional $4,000 per month cost-of-living allowance related to his relocation to Southern California as a result of his appointment as President of CTS Electronics Manufacturing Solutions, a strategic business unit of the corporation, during his first thirty-six months in this position.
Each named executive officer has executed a change-in-control severance agreement which provides severance benefits only upon a change-in-control of CTS. Prototype change-in-control severance agreements have been previously filed with the Commission as an exhibit to the corporation’s Annual Report on Form 10-K.

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